UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2014

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 9, 2014, Autoliv, Inc. (“Autoliv” or the “Company”) issued a press release announcing that the Board of Directors of the Company had declared a quarterly dividend of 54 cents per share for the first quarter of 2015. The dividend will be payable on March 5, 2015 to Company stockholders of record on the close of business on February 19, 2015. Due to the different settlement standards on the respective exchanges, the ex-date (when the shares will trade without the right to the dividend) for the common stock listed on the NYSE will be February 17, 2015, and the ex-date for the Company’s Swedish Depository Receipts (ALIV.sdb) listed on the OMX Nordic Exchange will be February 18, 2015.

A copy of this press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

On December 10, 2014, the Company issued a press release announcing that it had set May 5, 2015 as the date for its annual meeting of stockholders to be held in Chicago, IL, USA. Only the stockholders of record at the close of business on March 9, 2015 will be entitled to be present and vote at the meeting. Notice of the annual meeting will be mailed to the holders of record in late March 2015.

A copy of this press release is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated December 9, 2014.
99.2	Press Release of Autoliv, Inc. dated December 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Anthony J. Nellis
Name: Anthony J. Nellis
Title: Interim Vice President – Legal Affairs
General Counsel and Secretary

Date: December 10, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated December 9, 2014.

99.2	Press Release of Autoliv, Inc. dated December 10, 2014.